Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(75,308)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,247,392)
Dividend Income	64,524
Interest Income	86,880
ETF Transaction Fees	700
Total Income (Loss)	$(1,170,596)

Expenses
General Partner Management Fees	$22,094
Professional Fees	14,998
Brokerage Commissions	597
Directors' Fees and insurance	1,464
License fees	552
Total Expenses	$39,705
Net Income (Loss)	$(1,210,301)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/25	$47,830,383
Additions (50,000 Shares)	1,900,646
Withdrawals ((50,000) Shares)	(1,915,000)
Net Income (Loss)	(1,210,301)

Net Asset Value End of Month	$46,605,728
Net Asset Value Per Share (1,250,000 Shares)	$37.28

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596